SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]                           Preliminary Proxy Statement
[ ]                           Confidential, for Use of Commission
Only (as permitted by Rule 14a-6(e)(2))
[X]                           Definitive Proxy Statement
[X]                           Definitive Additional Materials
[ ]                           Soliciting Material Pursuant to
240.14a-11(c) or 240.14a-12

              The Reader's Digest Association, Inc.
        (Name of Registrant as Specified In Its Charter)



  (Name of Person(s) Filing Proxy Statement, if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]$125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
   14a-6(i)(2) or Investment Company Act Rule 20a-1(c).
[ ]$500 per each party to the controversy pursuant to Exchange
   Act Rule 14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14a-
   6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined:

      4) Proposed maximum aggregate value of transaction:

[ ]Fee paid previously with preliminary materials.

[ ]Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

[RDA Logo]








                                        September 28, 1995




Dear Stockholder:

      You  are  cordially  invited to  attend  the  Annual
Meeting   of   Stockholders   of   The   Reader's   Digest
Association,  Inc.  to be held at 10:00  a.m.  on  Friday,
November  10,  1995,  at  the  Company's  DeWitt   Wallace
Auditorium,  Reader's  Digest Road, Chappaqua,  New  York.
Driving  directions and a map showing  how  to  reach  the
Wallace  Auditorium  appear  on  the  last  page  of   the
accompanying Proxy Statement.

       The   accompanying  Notice  of  Meeting  and  Proxy
Statement describe the matters to be considered and voted upon at the Meeting. In addition to consideration of these matters, there will be a report to stockholders on the affairs of the Company, and stockholders will have an opportunity to discuss matters of interest concerning the Company.

     Although only holders of the Company's Class B Voting
Common Stock are entitled to vote at the Meeting, we invite all stockholders of the Company, including the holders of the Company's Class A Nonvoting Common Stock, to attend.

      If you are entitled to vote at the Meeting, it is important that your shares be represented, whether or not you plan to attend the Meeting personally. To ensure that your vote will be received and counted, please promptly complete, date and return your proxy in the enclosed return envelope, whether or not you plan to attend the meeting in person.


                            Sincerely yours,



                            JAMES P. SCHADT
                            James P. Schadt
                            Chairman and Chief Executive
                            Officer


[RDA Logo]










        NOTICE OF 1995 ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders:

      The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 10, 1995 at 10:00 a.m., New York time, to consider and take action on the following matters:

          (a)   election of Directors of the Company;

             (b) a proposal to approve the business criteria, maximum amount and eligible employees for performance-based restricted stock under The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan; and

             (c) transaction of such other business as may properly come before the Meeting.

      Only holders of record of the Company's Class B Voting Common Stock at the close of business on September 18, 1995 are entitled to notice of, to attend and to vote at, the Meeting. Holders of the Company's Class A Nonvoting Common Stock on the record date are also welcome to attend the Meeting.

                                  By  Order of the Board  of
                                  Directors:



                                  PAUL A. SODEN
                                  Paul A. Soden
                                  Vice   President,  General
                                  Counsel    and   Corporate
                                  Secretary

September 28, 1995
                         PROXY STATEMENT


                       GENERAL INFORMATION

Annual Meeting Time and Location

     The Annual Meeting of Stockholders of The Reader's Digest Association, Inc. (the "Company") will be held at the Company's DeWitt Wallace Auditorium, Reader's Digest Road, Chappaqua, New York, on Friday, November 10, 1995 at 10:00 a.m., New York time. Driving directions and a map showing how to reach the Wallace Auditorium appear on the last page of this Proxy Statement.

Principal Executive Offices of the Company

     The principal mailing address of the executive offices of the Company is Pleasantville, New York 10570.

Meeting Admittance Procedures

     Attendance at the Meeting will be limited to stockholders of record on the record date (as described below), or their duly appointed proxy holders (not to exceed one per stockholder). If you or your proxy holder plans to attend the Meeting, please return the longer portion of the enclosed admission card. Your name will then be placed on an admission list held at the entrance to the Meeting. Please save the shorter portion of the admission card. You will have to present the shorter portion of the admission card to gain entrance to the Meeting.

     If you plan to attend the Meeting and vote your shares in person, but your shares are held in the name of a broker, trust, bank or other nominee, you should also bring with you a proxy or letter from the broker, trustee, bank or nominee confirming your beneficial ownership of the shares.

Securities Entitled to be Voted at the Meeting; Record Date

     The only securities entitled to be voted at the Meeting are shares of the Company's Class B Voting Common Stock (the "Class B Voting Common Stock"), and only holders of record at the close of business on September 18, 1995 (the record date) are entitled to vote. The Class B Voting Common Stock is entitled to one vote per share. On September 18, 1995, 21,716,057 shares of Class B Voting Common Stock were outstanding.

     The Class A Nonvoting Common Stock is not entitled to be voted at the Meeting. Holders of Class A Nonvoting Common Stock are receiving this Proxy Statement for information purposes only and will not receive a proxy card.

Proxies Solicited by the Board of Directors

     This Proxy Statement, and the proxy card that accompanies the Proxy Statement to the holders of the Class B Voting Common
Stock, are first being sent or given to stockholders on or about
September 28, 1995.

     The accompanying proxy card is solicited by the Board of Directors of the Company. It may be revoked by written notice given to the Corporate Secretary of the Company at any time before being voted. Proxies in this form, properly executed, duly returned to the Company and not revoked, will be voted in favor of the election of Directors (except to the extent that authority therefor is withheld) and in favor of any management proposals in accordance with the instructions in the proxy. Presence at the meeting does not of itself revoke the proxy.

      The Company will bear the cost of the solicitation of proxies pursuant to this Proxy Statement, including reimbursement of brokers and other persons holding stock in their names, or in the names of nominees, at approved rates, for their expenses for sending proxy material to principals and obtaining their proxies. The Company has retained Morrow & Co., Inc. to solicit proxies on behalf of management for an estimated fee of $3,500, plus reimbursement of reasonable out-of-pocket expenses. In addition, proxies may be solicited personally, or by mail, telephone or electronic transmission, by regular employees of the Company without additional compensation.

Vote Tabulation

      Abstentions and "non-votes" are counted as present in determining whether the quorum requirement is satisfied. Abstentions and "non-votes" have the same effect as votes against proposals presented to stockholders other than election of directors. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

      As a matter of Company practice, the tabulation of stockholder votes at the Annual Meeting of Stockholders is to be made on a confidential basis by independent third parties and certain employees of the Company involved in the tabulation process. Each stockholder proxy card, ballot and the votes specified thereon are to be kept confidential until the final vote is tabulated, except that disclosure may be made as required by applicable law, in the case of proxy cards containing a stockholder comment or question, and in the event of a contested proxy solicitation.


                      ELECTION OF DIRECTORS

Nominees

      The Board of Directors consists of ten members who are elected annually to hold office until the next Annual Meeting or
until their successors are duly elected and qualified.   The
election of directors is shown on the accompanying proxy as Proposal 1. The affirmative vote of a plurality of the votes cast by the holders of the Class B Voting Common Stock present in person or represented by proxy and entitled to vote thereon is necessary to elect a Director. If no contrary indication is made, proxy cards in the accompanying form are to be voted for the nominees named below or, in the event any such nominee is not a candidate or is unable to serve as a Director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy.

     In connection with his retirement as Chairman of the Board of the Company, George V. Grune resigned as a Director effective August 1, 1995 and will not stand for reelection. All nominees named below are incumbent members of the Board of Directors.

     Set forth below opposite the name and age of each nominee are the nominee's present positions and offices with the Company, the year in which the nominee was first elected a Director of the Company and the nominee's principal occupations during the past five years.

                              Positions and Offices With the Company and
       Name and Age           Principal Occupations During the Past Five
                                                Years


James P. Schadt  (57)       Mr.  Schadt  is  Chairman and Chief  Executive
                            Officer of the Company.  He became Chairman on
                            August  1,  1995  and became  Chief  Executive
                            Officer  on  August 1, 1994.   He  joined  the
                            Company   as  President  and  Chief  Operating
                            Officer  and  was  elected  to  the  Board  of
                            Directors  of  the Company in September  1991.
                            He  served  as President of the Company  until
                            September  8,  1995.  He was a member  of  the
                            board of directors of Cadbury Schweppes plc of
                            London  and  Chief Executive  Officer  of  its
                            worldwide    beverage    business,     Cadbury
                            Beverages, Inc., from 1986 through July 1991.

Kenneth A. Gordon  (58)     Mr.  Gordon  was elected President  and  Chief
                            Operating Officer of the Company and a  member
                            of  the  Board  of Directors on  September  8,
                            1995.   He has been President, Reader's Digest
                            U.S.A  since  July 1993.  Mr.  Gordon  was  an
                            Executive  Vice President of the Company  from
                            April  1995  to September 1995, a Senior  Vice
                            President from January 1994 to April 1995 and a Vice President prior thereto. In addition, Mr. Gordon was President, International Group from October 1989 to June 1993. He joined the
                            Company in 1960.

Melvin R. Laird  (73)       Mr.  Laird has been a member of the  Board  of
                            Directors of the Company since 1990.   He  has
                            served as Senior Counsellor since 1974 and was
                            elected  to  the additional position  of  Vice
                            President  in  1989.   Mr.  Laird  joined  the
                            Company in 1974. Mr. Laird also serves as Chairman of the Board of Directors of COMSAT
                            Corporation.

William G. Bowen  (61)      Dr.  Bowen has been a member of the  Board  of
                            Directors of the Company since 1985.   He  has
                            been  the  President of The Andrew  W.  Mellon
                            Foundation  since  1988 and was  President  of
                            Princeton  University from 1972 to 1988.   Dr.
                            Bowen also serves on the boards of directors of American Express Company and Merck & Co.,
                            Inc.

Lynne V. Cheney  (54)       Dr.  Cheney  joined the Board of Directors  in
                            1993.    She   has   been  W.H.   Brady,   Jr.
                            Distinguished   Fellow   of    the    American
                            Enterprise   Institute   for   Public   Policy
                            Research  since January 1993,  and  served  as
                            Chairman  of  the National Endowment  for  the
                            Humanities from May 1986 to January 1993.  Dr.
                            Cheney  is also a director of FPL Group,  Inc.
                            (parent of Florida Power & Light Company), IDS
                            Mutual  Fund Group, The Interpublic  Group  of
                            Companies,     Inc.     and    Lockheed-Martin
                            Corporation.

M. Christine DeVita  (45)   Ms.  DeVita has been a member of the Board  of
                            Directors of the Company since 1993.  She  has
                            been  President of the DeWitt Wallace-Reader's
                            Digest   Fund,  Inc.  and  the  Lila  Wallace-
                            Reader's Digest Fund, Inc. since June 1989, having served as executive director from 1987.
                            From 1984 to 1987, Ms. DeVita was a deputy general counsel of the Company.


                              Positions and Offices With the Company and
       Name and Age           Principal Occupations During the Past Five
                                                Years

James E. Preston  (62)      Mr. Preston has been a member of the Board  of
                            Directors  of  the  Company  since  1994.   He
                            became Chairman of the Board of Avon Products,
                            Inc.  (beauty and related products) in January
                            1989  and  has  been  Chief Executive  Officer
                            since 1988, holding the additional position of
                            President from 1988 until November 1993.   Mr.
                            Preston also serves on the boards of directors of Aramark, Inc. and Woolworth Corporation.

Robert G. Schwartz  (67)    Mr. Schwartz has been a member of the Board of
                            Directors  of  the  Company  since  1989.   He
                            retired  in  April  1993 as  Chairman  of  the
                            Board,  President and Chief Executive  Officer
                            of Metropolitan Life Insurance Company, having
                            served in that position since September  1989.
                            Mr.  Schwartz  also serves on  the  boards  of
                            directors  of COMSAT Corporation, Consolidated
                            Edison Co. of New York, Inc., CS First Boston,
                            Inc.,   Lone  Star  Industries,  Inc.,  Lowe's
                            Companies,   Inc.,   Mobil   Corporation   and
                            Potlatch Corporation.

Walter V. Shipley  (59)     Mr. Shipley has been a member of the Board  of
                            Directors  of  the  Company  since  1989.   He
                            became Chairman and Chief Executive Officer of
                            Chemical Banking Corporation in January 1994, having served as its President since its merger with Manufacturers Hanover Corporation in December 1991. He had been Chairman of the Board and Chief Executive Officer of Chemical
                            Banking Corporation since 1983. Mr. Shipley also serves on the boards of directors of Champion International Corporation and NYNEX
                            Corporation.

C.J. Silas  (63)            Mr.  Silas has been a member of the  Board  of
                            Directors  of  the  Company  since  1992.   He
                            retired  in  May  1994 as Chairman  and  Chief
                            Executive   Officer   of  Phillips   Petroleum
                            Company,  positions he had  held  since  1985.
                            Mr. Silas is a Director of COMSAT Corporation and Halliburton Company.



Board of Directors and Committees

      During the Company's fiscal year ended June 30, 1995, its Board of Directors held 12 meetings. The Board of Directors of the Company has an Audit Committee, a Compensation & Nominating Committee, a Finance Committee and a Public Policy Committee.

      The Audit Committee, which met three times during the 1995 fiscal year, is comprised of Mr. Shipley (Chairman), Ms. DeVita and Messrs. Preston and Schwartz. Prior to the November 1994 annual meeting of the Board, the Audit Committee was comprised of Drs. Bowen (Chairman) and Cheney, Ms. DeVita and Mr. Shipley. Its functions include recommending annually to the Board of Directors a firm of independent accountants to audit and review the Company's books and records and approving the scope of such
firm's         audit;        reviewing        the        adequacy
of the Company's internal controls and auditing procedures; reviewing the appropriateness of and effect of changes in the Company's accounting principles and auditing procedures; reviewing the Company's ethics policies and procedures; and reviewing, approving and recommending to the Board the Company's annual financial statements.

      The Compensation & Nominating Committee, which met three times during the last fiscal year, consists of Drs. Bowen (Chairman) and Cheney, Mr. Shipley and Mr. Silas. Prior to November 1994, the Compensation & Nominating Committee consisted of Mr. Schwartz (Chairman), Dr. Bowen and Mr. Silas. Its functions include administering certain employee benefit plans; recommending the amount and form of any contribution to The
Reader's Digest Employees Profit-Sharing Plan; reviewing the compensation levels and programs for officers and key personnel and determining incentive compensation for employees of the Company and its subsidiaries; and reviewing and recommending candidates and nominees for election to the Board of Directors.

      The Finance Committee, which met twice during the 1995 fiscal year, is comprised of Messrs. Silas (Chairman), Laird, Preston and Schwartz. Prior to November 1994, the Finance Committee was comprised of Messrs. Silas (Chairman), Laird and
Shipley. The Finance Committee's functions include overseeing the financial affairs of the Company, such as the Company's investment policies and programs and those of its employee benefit plans; and advising the Board with respect to corporate financial policies and procedures, dividend policy, financing plans and budgets, foreign exchange management, tax planning and insurance coverage.

     The Public Policy Committee, which met twice during the last fiscal year, consists of Drs. Cheney (Chairman) and Bowen, Ms. DeVita and Mr. Laird. Prior to November 1994, the Public Policy Committee consisted of Dr. Cheney (Chairman), Ms. DeVita and Mr. Schwartz. Its functions include advising the Board and management on matters of public and social policy affecting the Company; reviewing and monitoring regulations governing employment practices and policies; reviewing material litigation; reviewing the Company's philanthropic activities; and reviewing investor relations, public relations, and consumer and government affairs matters.

      Each Director who is not an officer or employee of the Company or of one of its subsidiaries receives an annual retainer of $32,000 each fiscal year for services as a Director. In addition, such Directors receive a fee of $1,000 for each Board or Committee meeting attended in person or by telephone ($1,500 for the Chairman of the Committee) and are reimbursed for their reasonable expenses of attending such meetings and otherwise in connection with their duties as Directors. Each such Director who serves for more than five years will, upon retirement from the Board, continue to receive annually compensation in the amount of the Director's retainer in effect at the time of retirement.

      Under the Deferred Compensation Plan for Non-Employee Directors of The Reader's Digest Association, Inc., non-employee Directors are eligible to defer payment of 50%, 75% or 100% of their annual retainer for certain established deferral periods. Deferred annual retainers are credited to an unfunded account for each participant, on which interest accrues at a rate determined by a committee comprised of employee Directors. Payment of the deferred annual retainer will be made, at the election of the participant, in a lump sum or in annual installments of from one to 10 years.

                    EQUITY SECURITY OWNERSHIP

Principal Stockholders

      The following table shows, based on information reported to the Company by or on behalf of such persons, the ownership, as of September 18, 1995, of the Company's voting securities by the only persons known to the Company to be the beneficial owners of more than five percent of the Class B Voting Common Stock, the only class of voting securities of the Company outstanding:

                                                Amount and nature
        Name and address of beneficial owner      of beneficial      Percent of
                                                    ownership          class

     DeWitt Wallace-Reader's Digest Fund, Inc.     7,750,000           35.69%
     Two Park  Avenue                              shares
     New York, NY  10016 (1)                       (sole voting
                                                   and investment
                                                   power)
     Lila Wallace-Reader's Digest Fund, Inc.       7,750,000           35.69%
     Two Park Avenue                               shares
     New York, NY  10016 (1)                       (sole voting
                                                   and investment
                                                   power)
___________
(1)  As of September 18, 1995, the DeWitt Wallace-Reader's Digest
Fund,  Inc.  also  owned 6,117,240 shares of  Class  A  Nonvoting
Common  Stock, which, together with its holding of Class B Voting
Common Stock, represented 12.93% of the total outstanding common stock of the Company. The Lila Wallace-Reader's Digest
Fund,  Inc.  also  owned 2,439,558 shares of  Class  A  Nonvoting
Common  Stock, which, together with its holding of Class B Voting
Common Stock, represented 9.43% of the total outstanding common stock of the Company.


      Each of the DeWitt Wallace-Reader's Digest Fund, Inc. and the Lila Wallace-Reader's Digest Fund, Inc. (collectively, the "Funds") has seven members and a board consisting of seven directors. Dr. Bowen, Messrs. Laird, Shipley and Silas and Ms. DeVita, who are Directors of the Company, are also members and directors of each of the Funds.

      It has been the intention of the Company to make annual contributions to The Reader's Digest Employees Profit-Sharing Plan of previously unissued Class B Voting Common Stock at the rate of approximately 2% of the Class B Voting Common Stock per year. The Company's objective is that the plan would hold up to 20% of the Class B Voting Common Stock, or approximately 4% of the equity in common stock of the Company, if contributions were to continue through fiscal 1999. As of September 18, 1995, after giving effect to six annual contributions, approximately 7.90% of the outstanding Class B Voting Common Stock is held by the plan.

     In order to avoid the imposition of excise taxes, commencing in the year 2000 the Funds together may not own more than 50% of the voting stock or value of the Company. Accordingly, the Funds must reduce their aggregate holdings of Class B Voting Common Stock to 50% by the year 2000. The Funds presently own approximately 71% of the outstanding Class B Voting Common Stock. If 20% of the total Class B Voting Common Stock were issued to The Reader's Digest Employees Profit-Sharing Plan, the Funds would be required to dispose of 3,000,000 shares of Class B Voting Common Stock by the year 2000, in order to avoid the imposition of excise taxes. No determination has been made at this time as to the manner in which further reductions in ownership of Class B Voting Common Stock will be effected. The Funds intend to retain 50% of the Class B Voting Common Stock as long-term investors.

Directors, Nominees and Officers

      The following table shows, as to the current Directors and nominees individually, the Named Executive Officers (as listed in the Summary Compensation Table) and the current Directors and officers of the Company as a group, the equity securities of the Company and its subsidiaries that were beneficially owned by them as of September 18, 1995.

                                           Shares of
                                            Class A
                 Name of beneficial        Nonvoting
                    owner(1)(2)             Common
                                             Stock

           James P. Schadt                 104,570(3)
           Kenneth A. Gordon                81,925(4)
           Melvin R. Laird                   1,000(5)
           William G. Bowen                  1,550(6)
           Lynne V. Cheney                   1,180
           M. Christine DeVita               1,000
           James E. Preston                  1,000
           Robert G. Schwartz                2,000
           Walter V. Shipley                 3,000
           C.J. Silas                        1,000
           George V. Grune                 240,100(7)
           Joseph M. Grecky                 44,821(4)
           Thomas M. Kenney                 44,489(4)
           Martin J. Pearson                21,475(4)
           Kenneth Y. Tomlinson             25,125(4)
           Anthony W. Ruggiero              57,541(4)
           All Directors, nominees and
           officers                        837,907(3)(4)(5)(6)(7)
              as a group (30 persons)
______________
(1) "Beneficial ownership" has been determined in accordance with rule 13d-3 under the Securities Exchange Act of 1934. Each Director, nominee or officer had voting and investment
     power  over  the shares shown, except as noted below.   Each
     Director, nominee or Named Executive Officer individually, and the Directors and officers as a group, beneficially owned less than one percent of the total issued and outstanding shares of Class A Nonvoting Common Stock.

(2) Other than as indicated in footnote 4 below, no Director, nominee or officer holds any shares of Class B Voting Common Stock or any shares of preferred stock of the Company. Messrs. Grune, Laird, Bowen, Shipley and Silas and Ms. DeVita are members and directors of the Funds, which together beneficially own 9.90% of the Class A Nonvoting Common Stock and 71.38% of the outstanding Class B Voting Common Stock. See Principal Stockholders.

(3) Includes with respect to Mr. Schadt 51,347 shares of restricted stock granted by the Company, with respect to which the restrictions have not yet lapsed. Includes with respect to the group 60,347 shares of restricted stock granted by the Company, with respect to which the restrictions have not yet lapsed.

(4) Includes shares of Class A Nonvoting Common Stock underlying presently exercisable stock options as follows: Mr. Gordon, 59,750; Mr. Grecky, 26,375; Mr. Kenney, 33,750; Mr. Pearson,
     21,475,  Mr.  Tomlinson, 25,125; Mr. Ruggiero,  47,500;  all
     Directors, nominees and officers, 325,575. Does not include 39,277 shares of Class B Voting Common Stock over which members of the group have voting authority as a result of their participation in The Reader's Digest Employees Profit-Sharing Plan.

(5) Does not include 10,000 shares previously beneficially owned by Mr. Laird that have been placed in trusts for the benefit of Mr. Laird's grandchildren.

(6) Includes 1,050 shares held by a charitable trust, as to which Mr. Bowen disclaims beneficial ownership.

(7) Does not include 1,000 shares owned by Mr. Grune's wife, as to which Mr. Grune disclaims beneficial ownership.

                     EXECUTIVE COMPENSATION


Summary Compensation Table

      The following table sets forth information for each of the fiscal years ended June 30, 1995, 1994 and 1993 concerning the compensation of the individuals whose compensation is required to be disclosed pursuant to Securities and Exchange Commission regulations (collectively, the "Named Executive Officers").


                                            Annual compensation                        Long-term compensation
                                                                                   Awards<F1>             Payouts
                         Fiscal                                                                                           All
                          year                                              Restricted                                   other
                          ended                                               stock        Options/        LTIP         compen-
Name and principal       June 30     Salary       Bonus         Other         award          SARs         payouts      sation<F2>
position

George V. Grune           1995       $560,096    $375,000       $205,989<F4>               - -          $2,432,329<F5>     $7,000
Chairman of the           1994       $887,308    $650,000       $632,421<F4>                42,000        $872,800        $30,000
Board <F3>                1993       $822,693    $500,000       $384,959<F4>                42,000        $896,250        $26,136

James P. Schadt           1995       $740,866    $235,000<F7>    $73,584<F8>     (9)         <F10>        $954,244<F11>    $7,000
President and Chief       1994       $583,846    $475,000                                  210,000<F10>   $490,950        $30,000
Executive Officer <F6>    1993       $530,768    $325,000                                   25,000        $358,500        $26,136

Kenneth A. Gordon         1995       $441,154    $325,000                                   16,000<F10>   $230,913         $7,000
President, Reader's       1994       $388,077    $300,000                                   85,000<F10>   $290,934        $30,000
Digest U.S.A., and        1993       $348,192    $240,000                                   14,000        $274,850        $26,136
Executive Vice
President <F12>

Martin J. Pearson         1995       $257,346    $200,000                                    <F10>        $109,330         $7,000
President, Reader's       1994       $197,780    $150,000                                   55,000<F10>   $147,285        $22,788
Digest Pacific and
Vice President <F13>

Joseph M. Grecky          1995       $277,808    $155,000                                    6,000<F10>   $107,445         $7,000
Senior Vice President,    1994       $250,346    $140,000                                   37,500<F10>   $133,648        $30,000
Human Resources <F14>     1993       $230,154    $ 90,000                                    7,500        $119,500        $26,136

Kenneth Y. Tomlinson      1995       $296,154    $135,000                                    6,000<F10>   $111,215         $7,000
Senior Vice President     1994       $266,269    $ 90,000                                   37,500<F10>   $147,285        $30,000
and Editor-in-Chief,      1993       $249,846    $105,000                                    7,500        $149,375        $26,136
Reader's Digest
Magazine <F15>

Thomas M. Kenney          1995       $379,038    $192,000                                      <F10>      $196,040         $7,000
President, U.S.           1994       $365,000    $175,000                                   45,000<F10>   $272,750        $30,000
Magazine Publishing,      1993       $349,615    $155,000                                   14,000        $274,850        $26,136
and Vice President

Anthony W. Ruggiero       1995       $399,231    $173,000                                      <F10>      $158,340          $7,000
Former Senior Vice        1994       $360,385    $180,000                                   55,000<F10>   $218,200         $30,000
President and Chief       1993       $333,078    $155,000                                   11,000        $227,050         $26,136
Financial Officer <F16>

<F1>  All  awards are made in or with respect to shares of  Class
      A Nonvoting Common Stock.

<F2>  Represents  amounts  contributed  by  the  Company  to  The
      Reader's Digest Employees Profit-Sharing Plan (the "Profit-
      Sharing  Plan")  for  the accounts of the  Named  Executive
      Officers.

<F3>  Mr.  Grune  retired  as Chief Executive  Officer  effective
      August 1, 1994 upon reaching age 65 and retired as Chairman of the Board effective August 1, 1995.

<F4>  Includes   $428,598  and  $324,073  paid  to   offset   tax
      liability resulting from the vesting in fiscal 1994 and 1993, respectively, of restricted stock previously awarded to Mr. Grune. Includes for fiscal 1995 and 1994, respectively, $81,863 and $116,332 of dividend equivalent payments with respect to restricted share units held by Mr. Grune.

<F5>  In  addition to payment of performance units for the  1993-
      1995  performance period, Mr. Grune's LTIP payout  includes
      $1,791,430, the value of 43,086 restricted share units that vested on July 31, 1994.

<F6>  Mr.  Schadt served as President and Chief Operating Officer of the Company until August 1994, as President and Chief Executive Officer thereafter until August 1995, as Chairman, President and Chief Executive Officer thereafter until September 1995, and is currently Chairman and Chief Executive Officer.

<F7>  Mr.  Schadt's  annual  bonus  reflects  the  fact  that   a
      significant portion of his target annual bonus has been granted as performance-based restricted stock. In fiscal 1996, Mr. Schadt was awarded shares of performance-based restricted stock under the 1994 Key Employee Long Term
      Incentive Plan. 20% of the shares granted vested on September 15, 1995 and an additional 20% will vest on each successive anniversary of that date, subject to the satisfaction of Company performance conditions. See footnote 11 below and see "Report of the Compensation & Nominating Committee."

<F8>  Includes    $31,073   for   personal   use   of   corporate
      transportation.

<F9>  As  of  June  30,  1995, Mr. Schadt held  an  aggregate  of
      14,400 shares of restricted stock, valued at $635,400, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date. As of September 15, 1995, Mr. Schadt held an aggregate of 48,278 shares of restricted stock, valued at $2,250,962, based on the closing price of the Class A Nonvoting Common Stock on the NYSE on that date.

<F10> The  grants  for 1994 represent options or SARs  equivalent to five annual grants. Consistent with these multiple-year grants, no options or SARs were awarded to these individuals in 1995 other than grants in connection with promotions. See "Report of the Compensation & Nominating Committee."

<F11> In  addition to payment of performance units for the  1993-
      1995 performance period, Mr. Schadt's LTIP payouts include $478,792 representing the value of shares of performance-based restricted stock that vested on September 15, 1995 after certification of the attainment of the Company performance goal relating to fiscal 1995. The value of the vested shares reported is based on the closing market price of the Class A Nonvoting Common Stock on the NYSE on that date. See "Report of the Compensation & Nominating Committee."

<F12> Mr.  Gordon  was  a  Vice President of  the  Company  until
      January 1994, a Senior Vice President thereafter until April 1995 and an Executive Vice President thereafter until September 1995. He is currently President and Chief Operating Officer of the Company.

<F13> Pursuant  to SEC regulations, information is provided  only for the period from July 1993, when Mr. Pearson became an executive officer.

<F14> Mr.  Grecky  became a Senior Vice President of the  Company in January 1994.  He was a Vice President prior thereto.

<F15> Mr.  Tomlinson  became  a  Senior  Vice  President  of  the
      Company in April 1995. He was a Vice President prior thereto.

<F16> Mr. Ruggiero, who left the Company on July 31, 1995, was  a
      Senior Vice President of the Company from January 1994 until his resignation from that office in March 1995 and was a Vice President prior thereto. See "Miscellaneous."

Stock Options and SARs Granted in Last Fiscal Year

      The following table sets forth information concerning stock options and stock appreciation rights granted during the fiscal year ended June 30, 1995 to the Named Executive Officers.


                                      Individual grants
                                                                                    Potential realizable
                                        Percent                         value at assumed annual rates of stock price
                                       of total                              appreciation for option/SAR term <F2>
                                       options/
                            Options/     SARs     Exercise
                              SARs      granted      or     Expira-
                            granted       to        base      tion
          Name               (#)<F1>   employees   price      date       0%            5%<F3>              10%<F4>
                                       in fiscal   ($/sh)
                                         year
 George V. Grune               --         --         --        --        --                  --                  --

 James P. Schadt               --         --         --        --        --                  --                  --

 Kenneth A. Gordon           16,000     1.26%      46.94     3/9/05      $0                $472,325          $1,196,964

 Martin J. Pearson             --         --         --        --        --                  --                  --

 Joseph  M. Grecky            6,000     0.47%      46.94     3/9/05      $0                 177,122             448,862

 Kenneth Y. Tomlinson         6,000     0.47%      46.94     3/9/05      $0                 177,122             448,862

 Thomas M. Kenney              --         --         --        --        --                  --                  --

 Anthony W. Ruggiero           --         --         --        --        --                  --                  --

 All Common Stockholders       --         --         --        --        $0          $3,194,209,597<F5>  $8,094,754,263<F5>


<F1>  All  options and SARs are granted with respect to  Class  A
      Nonvoting Common Stock. In fiscal 1994, the Named Executive Officers (with the exception of Mr. Grune, whose retirement was expected) received grants representing options or SARs equivalent to five annual grants. Those grants vest with respect to 5%, 10%, 15%, 20% and 50% of the total related shares on each respective successive anniversary of the date of grant. Consistent with this multiple-year grant, no options or SARs were awarded to these individuals in fiscal 1995 other than incremental four-year grants in connection with promotions. See "Report of the Compensation & Nominating Committee."

<F2>  The  values  shown  are  based on the assumed  hypothetical compound annual appreciation rates of 5% and 10% prescribed by Securities and Exchange Commission rules. These hypothetical rates are not intended to forecast either the future appreciation, if any, of the price of Class A Nonvoting Common Stock or the values, if any, that may actually be realized upon such appreciation, and there can be no assurance that the hypothetical rates will be achieved. The actual value realized upon exercise of an option or SAR will be measured by the difference between the price of the Class A Nonvoting Common Stock and the exercise price on the date the option or SAR is exercised.

<F3>  For  the  values stated in this column to be realized,  the price of the Class A Nonvoting Common Stock would have to appreciate to $76.46 during the 10-year option/SAR term.

<F4>  For  the  values stated in this column to be realized,  the price of the Class A Nonvoting Common Stock would have to appreciate to $121.75 during the 10-year option/SAR term.

<F5>  For  "All  Common  Stockholders," the potential  realizable values have been calculated on the basis of the same price at which stock options and SARs were granted to the Named Executive Officers and on the basis of the total number of shares of Class A Nonvoting Common Stock and Class B Voting Common Stock outstanding on June 30, 1995. An increase in the price of the Class A Nonvoting Common Stock will benefit all holders of such stock and all option holders commensurately.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal
Year-End Option/SAR Values

      The following table sets forth information concerning stock options and SARs exercised during the fiscal year ended June 30, 1995 and the fiscal year-end value of unexercised options and SARs for the Named Executive Officers.


                                                      Number of unexercised        Value of unexercised
                                                      options/SARs at fiscal     in-the-money options/SARs
                             Shares                          year end               at fiscal year end
                          acquired on    Value
           Name             exercise    realized    Exercisable    Unexercisable   Exercisable    Unexercisable

 George V. Grune               --          --          105,000          63,000    $644,333           $82,688

 James P. Schadt               --          --           41,750         218,250     $27,563          $523,688

 Kenneth A. Gordon             --          --           59,750         107,250    $795,746          $211,969

 Martin J. Pearson             --          --           21,475          55,925    $269,238          $137,156

 Joseph  M. Grecky             --          --           26,375          46,125    $358,407           $93,516

 Kenneth Y. Tomlinson          --          --           25,125          47,250    $321,956           $93,516

 Thomas M. Kenney            43,000    $1,080,375       33,750          53,250    $211,496          $112,219

 Anthony W. Ruggiero           --          --           47,500          60,500    $527,504          $137,156


Long-Term Incentive Plans - Awards in Last Fiscal Year

      The following table sets forth information concerning long-term incentive plan ("LTIP") awards during the fiscal year ended
June 30, 1995 to each of the Named Executive Officers.


                                          Performance      Estimated future payouts under non-stock
                           Number of        or other                  price-based plans
                            shares,       period until
                             units       maturation or
           Name             or other         payout        Threshold<F2>   Target<F2>     Maximum<F2>
                           rights<F1>
 George V. Grune           500,000       7/1/94 - 6/30/97       $350,000     $500,000      $750,000

 James P. Schadt           950,000       7/1/94 - 6/30/97       $665,000     $950,000    $1,425,000

 Kenneth A. Gordon         360,000       7/1/94 - 6/30/97       $252,000     $360,000      $540,000

 Martin J. Pearson         240,000       7/1/94 - 6/30/97       $168,000     $240,000      $360,000

 Joseph  M. Grecky         160,000       7/1/94 - 6/30/97       $112,000     $160,000      $240,000

 Kenneth Y. Tomlinson      160,000       7/1/94 - 6/30/97       $112,000     $160,000      $240,000

 Thomas M. Kenney          195,000       7/1/94 - 6/30/97       $136,500     $195,000      $292,500

 Anthony W. Ruggiero       240,000       7/1/94 - 6/30/97       $168,000     $240,000      $360,000

<F1>  Each  unit  entitles the participant to one dollar  at  the end  of  the  performance cycle, if performance  target  is met. Payment of performance units may be made, as determined by the Compensation & Nominating Committee, in any combination of cash and shares of Class A Nonvoting Common Stock valued at their fair market value on the date of payment.

<F2>  Threshold,  target and maximum amounts  are  based  on  the
      Company's earnings during the performance period.

Retirement Plans

      The following table shows the estimated annual retirement benefit to employees in specified compensation and years of service classifications under The Reader's Digest Association, Inc. Retirement Plan (the "Qualified Retirement Plan") based on the retirement formula effective July 1, 1992. Amounts calculated under the retirement formula which exceed the limits under the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), will be paid under the Excess Benefit Retirement Plan of The Reader's Digest Association, Inc. (the "Excess Benefit Plan") from the Company's assets and are included in the amounts shown below.

      Highest                  Estimated Annual Retirement Benefit for
    Consecutive               Representative Years of Credited Service
 Three Year Average
    Compensation          15           20           25         30         35
    $   200,000         60,683       80,911      101,139     121,366    141,594
    $   250,000         76,326       101,768     127,210     152,652    178,094
    $   350,000         107,612      143,482     179,353     215,223    251,094
    $   450,000         138,897      185,197     231,496     277,795    324,094
    $   550,000         170,183      226,911     283,639     340,366    397,094
    $   600,000         185,826      247,768     309,710     371,652    433,594
    $   700,000         217,111      289,483     361,853     434,224    506,594
    $   800,000         248,397      331,197     413,996     496,795    579,594
    $   900,000         279,683      372,911     466,139     559,366    652,594

      Compensation covered by the Qualified Retirement Plan is based on salary. At June 30, 1995, the Named Executive Officers were credited with approximately the following years of service under the Qualified Retirement Plan: Mr. Grune, 36; Mr. Schadt, 4; Mr. Gordon, 22; Mr. Pearson, 22; Mr. Grecky, 8; Mr. Tomlinson, 25; Mr. Kenney, 6; and Mr. Ruggiero, 5. The amounts shown in the table reflect the effect of social security integration. The estimated amounts in the table are based on the assumption that payments under the Qualified Retirement Plan and the Excess Benefit Plan will commence upon retirement at age 65, that the Qualified Retirement Plan and the Excess Benefit Plan will continue in force in their present form and that benefits will be paid in the form of a single life annuity.

      Effective July 1, 1992, the Company adopted The Reader's Digest Executive Retirement Plan (the "1992 Executive Retirement Plan"). Benefits under the 1992 Executive Retirement Plan are based on compensation (consisting of salary and bonus) and years of service. Benefits are reduced by benefits payable under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and certain other Company-provided retirement benefits. Because of the nature of the interdependency among the 1992 Executive Retirement Plan, the Qualified Retirement Plan and the Excess Benefit Plan, it is not possible to present estimated benefits under the 1992 Executive Retirement Plan in tabular format. Benefits payable under the 1992 Executive Retirement Plan, after the reductions for benefits payable under other plans, will be $206,304 for Mr. Grune, and are currently estimated at $372,374 for Mr. Schadt, $133,702 for Mr. Gordon, $0 for Mr. Pearson, $36,534 for Mr. Grecky, $0 for Mr. Tomlinson, $89,159 for Mr. Kenney and $108,790 for Mr. Ruggiero. These amounts are based on the assumption that payment under the 1992 Executive Retirement Plan will commence upon retirement at age 65, that the 1992 Executive Retirement Plan will continue in force in its present form and that benefits will be paid in the form of a single life annuity. Mr. Grune's benefit is based on the commencement of payment in connection with his retirement as Chairman of the Board on August 1, 1995 at age 66.

      The Company is a party to supplemental retirement benefit agreements with those senior officers, senior management and certain key employees who have elected to enter into such agreements, pursuant to which the participating employees may defer currently a certain amount of their income to fund supplemental retirement benefits. Each of the Named Executive Officers entered into such an agreement with the Company. The Company has agreed to pay death benefits under such agreements regardless of whether the supplemental retirement benefits have yet been fully funded by the employees.

      In addition, pursuant to a separate Supplemental Retirement Agreement (the "Agreement") between the Company and Mr. Grune, Mr. Grune has begun to receive upon his retirement a supplemental retirement benefit of $68,500 per year for 15 years or until he dies, if earlier. The Agreement also provides for certain death and disability benefits.


Severance Arrangements

      Under The Reader's Digest Association, Inc. Severance Plan for Senior Management (the "Severance Plan"), senior officers and key executives of the Company, including the Named Executive Officers, whose employment is terminated by the Company other than for "cause" (as defined in the Severance Plan) or for reasons of death, disability or sale by the Company of the division which employs the employee (provided a comparable position is offered to the employee by the new owner), will be entitled to receive severance payments computed at a rate of one month of base annual salary at the time of termination for each year of service, but in any event, no less than 12 and no more than 24 months' pay. A participant will also be entitled to receive certain additional benefits, including a supplemental payment in an amount equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of severance payments made under the Severance Plan. In addition, a participant will be entitled to receive credited service equal to the severance period for purposes of certain welfare benefits.

      The Company has approved agreements with Messrs. Schadt, Gordon, Pearson, Grecky and Tomlinson and certain other key employees of the Company. Generally, under each agreement, if the employee's employment is terminated by the employee for "good reason" or by the Company except for "cause" (as such terms are defined in the agreement), the employee will be entitled to receive for two years from termination (1) bi-weekly severance payments at the rate of the employee's highest annual base salary within 12 months plus the higher of the highest annual bonus within three years of termination or the current annual bonus target and (2) benefits equivalent to continued participation in the Profit-Sharing Plan and all non-cash employee benefit plans. Each agreement also provides for the inclusion of the severance period for purposes of credited service and age under the Qualified Retirement Plan, the Excess Benefit Retirement Plan and the Executive Retirement Plan and for the continued vesting of stock option, stock appreciation rights, restricted stock, performance units and other awards under the Company's long-term incentive plans during the severance period, exercisability of options and stock appreciation rights thereafter consistent with termination by mutual agreement or retirement, and prorated performance unit payments based on service through the end of the severance period. Benefits paid under the Severance Plan and under the Income Continuation Plan discussed below will be credited against benefits payable under each agreement.

Income Continuation Plan

       Under The Reader's Digest Association, Inc. Income Continuation Plan for Senior Management (the "Income Continuation Plan"), certain officers and key employees of the Company, including the Named Executive Officers, whose employment is terminated involuntarily (other than for cause, disability, retirement or death) within 24 months following a change in control of the Company, or who terminates employment within 90 days following constructive termination and within 24 months following a change in control of the Company, will be entitled to receive a payment of three full years' base annual salary in effect immediately prior to termination or, if higher, immediately prior to the change in control. Any benefits payable under the Income Continuation Plan will be reduced by any payments made under the Severance Plan and any monthly retirement benefit actually paid under the Qualified Retirement Plan. A participant will also be entitled to certain additional benefits, including a supplemental payment equal to the difference between the participant's monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if the participant's credited service under such plans had included the number of months of benefit payments under the Income Continuation Plan (reduced by any months of benefit under the Severance Plan ). In addition, the participant will be entitled to receive a lump-sum payment equal to three times the average of the three highest of the five preceding annual cash bonuses awarded to the participant. Benefits under the Income Continuation Plan will be reduced to the extent necessary to prevent any portion of such benefits from being considered "excess parachute payments" under Section 280G of the Internal Revenue Code, when considered alone or in combination with any payments otherwise payable to the participant upon a change in control.

     Stock options, SARs, performance units, restricted stock and other  awards  under  The Reader's Digest Association,  Inc.  Key
Employee   Long  Term  Incentive  Plans  also  generally   become
immediately vested upon a change in control.

Miscellaneous

     On July 31, 1995, Mr. Grune retired as Chairman of the Board of the Company. Mr. Grune had been with the Company for more than 35 years, including 10 years as Chief Executive Officer. In connection with Mr. Grune's retirement, a total of 43,086 restricted share units held by Mr. Grune were vested and paid. Vesting and payment of 21,543 of these units, which would otherwise have been forfeited, were accelerated from July 31, 1996 pursuant to discretionary authority granted to the Board under the terms of Mr. Grune's restricted share unit grant. In accordance with the terms of the grant, each unit was valued at $45.197, the average fair market value of a share of Class A Nonvoting Common Stock during the 20-business day period ending on July 31, 1995, resulting in a payment of $1,947,358. Also in connection with his retirement, and in recognition of his long and valuable services to the Company and its stockholders, Mr. Grune received as compensation a furnished apartment owned by the Company and previously utilized by Mr. Grune, which had an appraised value of $811,292, an automobile previously utilized by Mr. Grune, which had an appraised value of $14,600, and certain artworks displayed in Mr. Grune's office, which had an appraised value of $24,000.

      Mr. Ruggiero resigned from the Company, effective July 31, 1995. In connection with his resignation, the Company entered into an agreement with Mr. Ruggiero, effective February 17, 1995, to provide continuity of management to the Company. Pursuant to the terms of the agreement, Mr. Ruggiero agreed to remain an employee of the Company until July 31, 1995 and to forbear from certain activities detrimental to the Company, and the Company agreed to provide Mr. Ruggiero the following: (1) payments at his salary rate through July 31, 1996, (2) benefits equivalent to continued participation in the Company's medical, dental and group term insurance plans through July 31, 1996; (3) payments of $173,000 in lieu of annual incentive compensation for fiscal 1995 and 1996; (4) financial counseling through July 31, 1996 and certain company car and club membership perquisites; (5) prorated performance unit payments based on service through July 31, 1996, to be paid in accordance with the schedule under the applicable plan; (6) payment of an amount equal to any Profit-Sharing Plan contribution due to the account of a participant for the 1996 plan year; (7) vesting of outstanding stock options on July 31, 1996 and exercisability thereafter as if he retired on that date; and (8) payments in an amount equal to the difference between his monthly retirement benefits under the Qualified Retirement Plan, the Excess Benefit Plan and the 1992 Executive Retirement Plan and the amounts that would have been payable if his age and credited service under such plans included the period through July 31, 1996.

      In  connection with Mr. Pearson's relocation to the  United
States, the Company has guaranteed a bank residential financing loan to Mr. Pearson in the amount of $304,000.


        REPORT OF THE COMPENSATION & NOMINATING COMMITTEE

Executive Compensation Philosophy

      The Company's executive compensation program is designed to offer  market  competitive compensation opportunities  which  are
tied  to  individual,  financial  and  stock  performance.    The
purposes of the program are to:

        Continue to retain and attract high caliber executive talent critical to the success of the Company.

        Direct   executive  attention   on
        performance  measures that are important to stockholders,
        such   as  earnings-per-share  growth  and  stock   price
        appreciation.

        Reward  executives  for  successful
        strategic management, growth in earnings and customers, and increases in return to stockholders.

        Promote  stock ownership to  foster
        commonality   of   interests   between   executives   and
        stockholders.

      The Company's executive compensation philosophy is to provide compensation at levels competitive with those provided in the markets in which the Company competes for business and for executive resources. The Company is committed to placing a majority of total compensation at risk by linking incentives to stock performance and to the achievement of operational and strategic goals including earnings per share growth, operating profit growth and customer growth. In addition, the program attempts to recognize and reward exceptional individual contributions.

      The Company's incentive compensation programs for executive officers are designed to reward participants on the basis of individual and corporate performance that benefit the Company and its stockholders. The Committee believes that it is desirable for executive compensation to be deductible for federal income tax purposes, but only to the extent that achieving deductibility is practicable, consistent with the Company's overall compensation objectives, and in the best interests of the Company and its stockholders. Accordingly, although the Committee retains discretion to provide compensation programs intended to achieve corporate goals regardless of tax deductibility, the Committee may from time to time take appropriate action intended to qualify compensation as "performance based" for tax deductibility as within the meaning of Section 162(m) of the Internal Revenue Code. This action included stockholder approval of the Company's 1994 Key Employee Long Term Incentive Plan and the material terms of performance goals applicable to various awards under that Plan.

Compensation Components

       The  executive  compensation  program  consists  of  three elements: base salary, annual incentive bonus and long-term incentive compensation. The Company annually reports to the
Compensation & Nominating Committee (the "Committee") on the competitiveness of the level and structure of total annual executive compensation, specifically, as it compares to that of a selected group of peer companies with which the Company competes for business and for executive talent. These peer companies include but are not limited to those media and publishing companies reflected in the performance graph appearing elsewhere in this Proxy Statement, and in addition, selected consumer product and direct marketing companies. The Company regularly receives advice from an independent compensation consultant in structuring compensation plans and setting compensation levels. Periodically, the Committee meets with an outside consultant to independently assess the competitiveness of the executive compensation program and its effectiveness in linking pay to total stockholder return.

      Base salaries are targeted at the 50th percentile of competitive market data. Salary opportunities are set by annual comparison to external rates of pay for comparable positions within competitive companies. The Committee reviews and approves individual salary adjustments for corporate officers and senior group executives earning $200,000 or more, generally every 12 to 24 months, based on individual performance, and changes in responsibility, as well as general movement in external salary levels. Decisions regarding salary adjustments for executive officers and senior management are consistent with the salary increase guidelines in effect for all employees which are established each year by the Company, and which are consistent with competitive salary management practices.

      In fiscal 1995, the Committee approved salary increases for executive officers which were in accordance with the Company's fiscal 1995 salary increase guidelines established for all employees.

       Annual incentive bonus targets are set at the 50th percentile of competitive practice of peer companies. Annual bonus targets vary by position and level of responsibility. The purpose of these awards is to deliver competitive compensation for the attainment of Company financial objectives and individual performance goals, which the Committee believes are primary determinants of share price over time. The Committee establishes an annual incentive pool equal to the sum of all individual target awards. The amount available for the purpose of funding the incentive pool is determined after consideration of the Company's annual performance measured against the operating profit goal (on a currency neutral basis) established by the Committee at the start of the fiscal year. Beginning in fiscal 1996, the Company is introducing customer growth as an additional performance goal for purposes of funding the annual incentive pool. If the Company and individual business units achieve or exceed the goals, the incentive pool increases up to 130% of the sum of the individual target awards. If Company and individual business unit performance fall below 85% of target performance, no pool of funds is available for awards. Once the overall pool is determined, individual awards are decided based upon a review of individual performance against annual goals which include financial, operational and strategic management objectives. Individual awards may range from 0% - 150% of targeted levels and are made in the sole discretion of the Committee. At the close of fiscal 1995, the Committee, upon assessing the Company's and business units' performance against the goals established for the year, approved annual incentive awards for executive officers reflecting Company performance which, overall, was slightly below targeted levels.

     Long-term incentive compensation consists of an annual grant of stock options or stock appreciation rights, and performance units which are typically based on earnings-per-share growth over a three-year performance cycle. The amounts of individual grants are based on position and level of responsibility. Participation in the long-term incentive program is limited to those executives who are responsible for implementing operational plans designed to achieve the Company's long-term strategic objectives as approved by the Board of Directors. Guidelines for annual grants are set by regular comparison to general industry long-term incentive competitive practices, and are as recommended by an independent compensation consultant. The purpose of the long-term incentive component is to tie compensation to the long-term financial performance of the Company and to align the long-term interests of executives with those of stockholders by providing executives with an equity interest in the Company. The long-term incentive compensation program is designed to deliver to executives the majority of long-term incentive through stock options or stock appreciation rights in order to closely align the executive's interests with stockholder interests. The combination of stock options or stock appreciation rights and performance units is designed to deliver long-term incentive compensation competitive with the 75th percentile of the long-term compensation at peer companies when superior financial performance is achieved.

     Stock option and stock appreciation rights grant guidelines were established in 1990 at the time of the Company's initial public offering, and were based on a review of competitive long-term incentive values and were recommended by an independent compensation consultant. The guidelines for grants to executive officers are reviewed annually by an independent compensation consultant. Under these guidelines the actual number of underlying shares granted annually to executive officers has remained unchanged since 1991. The number of stock options or stock appreciation rights awarded to executives varies by position and level of responsibility. Neither the number, nor the value of stock options or stock appreciation rights held by an executive is considered when determining individual awards.

      In fiscal 1994, executive officers received the equivalent of five annual stock option/stock appreciation rights grants, intended to replace annual grants for a five-year period. Individuals who in fiscal 1995 were hired as or promoted to the level of executive officer were awarded first-time or incremental four-year stock option grants, in lieu of four subsequent annual grants, designed to conclude vesting concurrently with the special five-year grant awarded in fiscal 1994. The 1995 stock option or stock appreciation rights grant guidelines continue to be consistent with the fixed share grant guidelines established in 1991.

      The performance unit program generally pays cash awards at the end of three-year performance cycles, with a new cycle beginning each year. Performance targets are based on cumulative earnings-per-share growth (determined before the effect of accounting changes and special or extraordinary charges). Cash awards range from 0% - 150% of individual target awards, and are based on earnings-per-share growth (determined before the effect of accounting changes and special or extraordinary charges) relative to the growth goal established by the Committee at the start of the cycle. If cumulative growth is below 60% of the targeted growth goal, then no awards are paid. If the targeted growth is achieved, then 100% of the target awards are paid. If performance exceeds goal by as much as 15%, up to 150% of the target awards may be paid.

       At the commencement of fiscal 1995, the Committee established the earnings-per-share growth goal for the 1995-1997 performance cycle and approved the 1995-1997 performance unit target awards for participants. After evaluating the Company's earnings-per-share growth (determined before the effect of accounting changes and special charges) over the 1993-1995 period, which fell below the targeted growth goal determined by the Committee at the beginning of fiscal 1993, the Committee approved the payment of 1993-1995 performance unit awards at 75.4% of target.

      The Company can also grant restricted stock, performance shares and other equity-based awards as long-term incentive compensation.

Fiscal 1995 Chief Executive Officer Compensation

      Chief Executive Officer compensation is based on the same factors as compensation for other executive officers. In setting the Chief Executive Officer's target annual compensation, the Committee seeks to be competitive with Chief Executive Officer compensation in peer companies, and to place at least 60% of Chief Executive Officer compensation at risk by linking pay to the achievement of the Company's annual - and long-term financial and operating goals and the performance of the Company's Class A Nonvoting Common Stock.

      In anticipation of Mr. Schadt assuming the role of Chief Executive Officer upon Mr. Grune's retirement as Chief Executive Officer on July 31, 1994, the Committee approved a salary increase for Mr. Schadt which took effect on August 1, 1994. The increase was consistent with the Company's salary increase guidelines for promotions. The Committee also approved an increase to Mr. Schadt's annual incentive bonus target beginning with fiscal 1995, to reflect his additional responsibilities as Chief Executive Officer, and which is consistent with median annual bonus targets for Chief Executive Officers within the Company's competitive peer group.

       The Company believes in and promotes employee stock ownership through a number of savings, investment, and compensation programs currently in place including the Employees Profit-Sharing Plan, the Employee Stock Purchase Plan, and the stock option program. Within the spirit of the Company's stock ownership philosophy, the Company has determined that the Chief Executive Officer will receive part of his annual bonus target, previously paid totally in cash, in the form of performance-based restricted stock. In September 1995, Mr. Schadt received a grant, under the 1994 Key Employee Long Term Incentive Plan, of 51,347 shares of performance-based restricted stock, which represents a significant portion of the next five years' worth of annual bonus targets divided by the fair market value of the Class A Nonvoting Common Stock on the date of grant. Twenty percent of these shares vest on September 15 of each year beginning in 1995, contingent on the Company's achieving the pre-established performance goal, which is consistent with the performance criteria used for funding the Company's annual incentive bonus pool. Continued employment is also a condition of vesting. The Committee will certify the attainment of the performance threshold after each fiscal year as a condition to the annual vesting of shares. In the event the Company does not achieve the threshold, the shares due to vest will be entirely forfeited. The remainder of any annual bonus, which will be in the form of a cash payment, will be awarded at the discretion of the Committee, based on Mr. Schadt's performance against the goals established for each fiscal year.

      Mr. Schadt's fiscal 1995 annual incentive bonus award was based on the Committee's assessment of Mr. Schadt's performance measured against the performance goals established in writing prior to the commencement of the fiscal year. Specifically, the Committee considered Mr. Schadt's efforts in effecting a successful top management transition; Mr. Schadt's initiative and involvement in identifying avenues and opportunities for long-range strategic growth; the coordination of the organizational resources necessary to achieve the Company's strategic objectives for growth in customers, product offerings and markets; the establishment of a centralized purchasing organization to capture the benefits of the Company's global operations; the rebuilding of the U.S. Books and Home Entertainment products business, which has led to the achievement of stated growth and profitability objectives, as well as the prompt decisive actions taken by Mr. Schadt to correct the problems within the Company's European operations.

     The fiscal 1993-1995 performance unit awards approved by the Committee for Messrs. Schadt and Grune reflected earnings-per-share growth (determined before the effect of accounting changes and special charges), which fell below the targeted growth goals.

                                The Compensation & Nominating
                                Committee:

                                William G. Bowen, Chairman
                                Lynne V. Cheney
                                Walter V. Shipley
                                C. J. Silas

Compensation Committee Interlocks and Insider Participation

      During fiscal 1995, Mr. Grune served as a member of the compensation committee of Avon Products, Inc. and Mr. Preston is an executive officer of Avon Products, Inc. Also during fiscal 1995, Mr. Grune served as a director of Chemical Banking Corporation and Mr. Shipley is an executive officer of Chemical Banking Corporation who served on the Company's Compensation & Nominating Committee.


                        PERFORMANCE GRAPH

        The following graph compares the total return to stockholders (stock price plus reinvested dividends) on a $100 investment in each of the following: the Company's Class A Nonvoting Common Stock, the S& P 500 Stock Index and the Dow Jones Media-Publishing Group Index, from June 30, 1990, through June 30, 1995.


   Comparison of Cumulative Total Return:  The Reader's Digest
                        Association, Inc.
        vs. S&P 500 and Dow Jones Media-Publishing Group











                    [Performance Graph Here]












                                     June 30,     June 30,    June 30,  June 30,  June 30,   June 30,
                                       1990         1991        1992      1993      1994       1995
 The Reader's Digest Association,     100.00       137.99      187.80    175.12    178.11     195.91
 Inc.
 Dow Jones Media-Publishing Group     100.00       107.78      126.20    133.83    139.88     159.63
 S&P 500                              100.00       107.40      121.80    138.40    140.35     176.94



PROPOSAL NO. 2--APPROVAL OF BUSINESS CRITERIA, MAXIMUM AMOUNT AND
 ELIGIBLE EMPLOYEES FOR PERFORMANCE-BASED RESTRICTED STOCK UNDER
         THE 1994 KEY EMPLOYEE LONG TERM INCENTIVE PLAN


       On September 7, 1995, the Compensation & Nominating Committee approved the material terms of the performance goals applicable to Performance-Based Restricted Stock awarded under The Reader's Digest Association, Inc. 1994 Key Employee Long Term Incentive Plan (the "1994 Long Term Incentive Plan"). The 1994 Long Term Incentive Plan was approved by the Board of Directors and the stockholders of the Company on November 11, 1994.

      Performance-Based Restricted Stock are shares of Class A Nonvoting Common Stock awarded under the 1994 Long Term Incentive Plan subject to such transferability restrictions and other terms and conditions as the Committee may determine, including purchase price (if any), restriction period, vesting schedule (including whether restrictions lapse upon termination of employment). The award of or the lapse of restrictions on Performance-Based Restricted Stock is subject to the attainment of performance goals. The recipient of an award of Performance-Based Restricted Stock has all the rights of a stockholder with respect to those shares, including the right to receive dividends.

      Performance-Based Restricted Stock is an integral part of the Company's executive compensation program, designed to attract, retain and reward those employees based on corporate and individual performance. The material terms of the performance goals applicable to Performance-Based Restricted Stock are the following:

     1.   Business Criteria.  The performance
goal shall be based on any one or more of the following business criteria relating to the Company or any subsidiary, division or other unit of the Company: revenue, net income, net income per share, operating profit, operating profit per share, earnings per share, return on assets, return on equity, return on investment, or any one or more of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring and special charges, or foreign currency effects.

     2.   Maximum Amount.  The maximum amount
of compensation that any employee may receive in the form of Performance-Based Restricted Stock under the 1994 Long Term Incentive Plan is 600,000 shares; however, in any fiscal year, no more than 100,000 shares will be granted to, or will vest with respect to, any employee.

      3.   Eligible Employees.  The employees
eligible to receive Awards of Performance-Based Restricted Stock under the 1994 Long Term Incentive Plan shall be the executive officers of the Company and such other key employees of the Company and its designated subsidiaries as shall be determined by the Committee.

      Approximately 50 executive officers and other key employees of the Company are eligible to receive awards of Performance-Based Restricted Stock. A total of 51,347 shares of Performance-Based Restricted Stock have been awarded under the 1994 Long Term Incentive Plan to Mr. Schadt. 20% of such shares vest annually upon attainment of the relevant performance goals for each of the 1995-1999 fiscal years of the Company. Accordingly, 10,269 shares vested on September 15, 1995 upon certification of his attainment of the performance goals for fiscal 1995.

Vote Required for Approval

      The affirmative vote of a majority of the shares of Class B
Voting Common Stock present in person or represented by proxy and entitled to vote on Proposal No. 2 at the Meeting is required for approval of Proposal
No. 2.

      Stockholder approval of the material terms of Performance-Based Restricted Stock is being sought in order to qualify certain compensation thereunder as "performance based" under
Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the Company on the last day of the taxable year, but does not disallow a deduction for qualified "performance-based compensation" the material terms of which are disclosed to and approved by stockholders. If Proposal No. 2 is not approved by stockholders, the Company will consider whether to implement the material terms without the benefit of such qualification.

THE  BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR
THE APPROVAL OF PROPOSAL NO. 2.


       SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS


     Pursuant to Securities and Exchange Commission rules and the Company's By-Laws, proposals of stockholders intended to be submitted at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive offices on or before May 28, 1996 to be eligible for inclusion in the Company's notice of meeting, proxy statement and accompanying proxy card for such meeting or to be introduced from the floor at such meeting.

      The Company's By-Laws also provide that notice of proposed stockholder nominations for election of directors must be given to the Corporate Secretary of the Company not less than 14 or more than 50 days prior to a meeting called to elect directors. Such notice must contain certain information about each proposed nominee including age, business and residence addresses, principal employment, number of shares of Class B Voting Common Stock beneficially owned (with evidence of such ownership) and such other information as would be required in a proxy statement soliciting proxies for the election of such proposed nominee, and a signed consent of the nominee to serve as a director if elected.



                          MISCELLANEOUS


      The Board of Directors is not aware at the date hereof of any matter proposed to be presented at the Meeting other than the election of Directors nominated in the Proxy Statement. If any other matter is properly presented, the persons named in the accompanying proxy card will have discretionary authority to vote thereon according to their best judgment.

      It is expected that a member of KPMG Peat Marwick LLP, the Company's independent auditors, will attend the Annual Meeting to respond to any appropriate questions that may be asked by stockholders.

      The Company's Annual Report to Stockholders is being mailed with this Proxy Statement. It is not to be deemed a part of the proxy solicitation material and is not incorporated herein by reference.

      A copy of the Company's 1995 annual report on Form 10-K filed with the Securities and Exchange Commission (without exhibits) will be made available to stockholders without charge upon written request to the Vice President, Investor Relations, The Reader's Digest Association, Inc., Pleasantville, NY 10570-7000.


                                  By   Order  of  the  Board   of
                                  Directors:



                                  PAUL A. SODEN
                                  Paul A. Soden
                                  Senior  Vice President, General
                                  Counsel and Corporate Secretary
September 28, 1995


    Driving Directions to Reader's Digest Global Headquarters



From Manhattan

From East Side, take I-87 north (Major Deegan Thruway) into Yonkers to exit 5, "Central Park Avenue, Route 100." Proceed on Route 100 north for 1 mile to entrance to Sprain Brook Parkway (left turn). Continue on Sprain Brook Parkway north approximately 12 miles to exit for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

From West Side, take the West Side Highway north to the Henry Hudson Parkway north to the Saw Mill River Parkway north. Continue on the Saw Mill River Parkway north approximately 20 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Dutchess or Putnam County

Take I-84 south to the I-684 south approximately 10 miles to Saw Mill River Parkway south. Bear right onto Exit 5 entering Saw Mill River Parkway south and continue approximately 7 miles to traffic light at Reader's Digest Road exit. Turn left at exit and bear right to top of hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From New Jersey

Take the I-287 east (Tappan Zee Bridge) to Exit 1 for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.


From Connecticut

Take I-95 south to Exit 21 to I-287. Proceed on I-287 to Exit 3 for Sprain Brook Parkway north. Take Sprain Brook Parkway north approximately 4 miles to exit for Saw Mill River Parkway north. Take Saw Mill River Parkway north approximately 7 miles to the traffic light at the Reader's Digest Road exit. Turn right at the exit and bear right to the top of the hill proceeding around the Reader's Digest headquarters. At the traffic light, turn left onto Route 117 and make another immediate left into the Reader's Digest main entrance.

















 [Map of route and driving directions to Wallace Auditorium, RDA
                      Global Headquarters]





















Reader's Digest and the Pegasus logo are registered trademarks of
              The Reader's Digest Association, Inc.

            [Logo]        Printed on recycled paper.